UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

____________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 23, 2007

____________

BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

____________

South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

___________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 23, 2007, the Registrant issued a press release announcing that one of its non-regulated wholesale power generation subsidiaries has entered into a 20-year power purchase agreement to provide electric power to Public Service Company of New Mexico (“PNM”), a regulated electric and natural gas subsidiary of PNM Resources. The Registrants subsidiary will provide the capacity and energy of a 149 megawatt, simple-cycle gas turbine generation facility, called the Valencia Power Plant, to be located near Albuquerque, New Mexico. The project is expected to cost approximately $101 million, and has a commercial operation in-service date of June 1, 2008. The agreement is a customary tolling arrangement, where the Registrant’s subsidiary will receive variable and fixed fees for the plant’s availability and operation, and PNM will be responsible for the fuel component of operation. The agreement also allows PNM the option to acquire an equity interest of up to 50 percent in the project.

The press release is attached as Exhibit 99 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
99	Press release dated April 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies
Mark T. Thies
Executive Vice President
and Chief Financial Officer

Date: April 23, 2007

Exhibit Index

Exhibit #

99	Press release dated April 23, 2007.

4